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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2004

CASELLA WASTE SYSTEMS, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	000-23211 (Commission File Number)	03-0338873 (IRS Employer Identification No.)
25 Greens Hill Lane, Rutland, Vermont 05701 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (802) 775-0325

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

        On January 22, 2004, Casella Waste Systems, Inc. (the "Company") announced its intention to offer $45.0 million aggregate principal amount of 9.75% senior subordinated notes due 2013. A copy of the Company's press release announcing the foregoing is attached as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

      See Exhibit Index attached hereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.
By:	/s/ RICHARD A. NORRIS Name: Richard A. Norris Title: Chief Financial Officer

Date: January 22, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Casella Waste Systems, Inc. Press Release dated January 22, 2004, announcing its intention to offer 9.75% senior subordinated notes due 2013.

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Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX